Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Double Eagle Parent, Inc. 2016 Omnibus Equity Incentive Plan of our report dated February 24, 2016, with respect to the consolidated financial statements of INC Research Holdings, Inc. and subsidiaries as of and for the two years ended December 31, 2015 included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina

August 1, 2017